UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

GREENBROOK TMS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40199	98-1512724
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

890 Yonge Street, 7th Floor

Toronto, Ontario Canada

M4W 3P4

(Address of Principal Executive Offices)

(866) 928-6076

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	GBNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On January 23, 2024, the Company announced that it appointed Ms. Juliana Elstad to the Company’s board of directors as an independent director, effective immediately. Ms. Elstad has also been appointed to the Company’s Governance and Nominating Committee.

Juliana Elstad is a CEO, entrepreneur, and advisor with over 20 years of experience bringing medical innovation to patients and delivering success in small startup to multi-billion-dollar environments. She has a proven track record of creating, growing, and leading medical technology organizations with a focus on building dynamic cultures and mentoring high-potential leaders. Ms. Elstad is currently the president and CEO of Vibrato Medical, a medical device company developing a novel non-invasive technology for treatment of Chronic Limb Threatening Ischemia and Peripheral Arterial Disease. Prior to Vibrato, Ms. Elstad served as CEO of Impleo Medical, a medtech company recognized as one of the world’s Top 50 most innovative startups in 2018; founder of Elstad Medical, advisory firm to medtech CEOs and boards; EVP of business development at Intelect Medical (acquired by Boston Scientific); and led business development efforts at Medtronic, Inc. as well as coordinated strategic planning, performed market analyses for new therapies, and led cross-functional committees. Ms. Elstad is currently a member of the board of directors of AdvaMed, the world’s largest medtech trade association, where she provides strategic oversight to the organization and prioritization of its policy goals.

In connection with Ms. Elstad’s appointment, she will become an eligible participant in the Company’s deferred share unit plan for non-employee directors that was adopted by the board of directors on May 6, 2021 (the “DSU Plan”). More information on the DSU Plan can be found in the Company’s most recent proxy statement, which is filed as Exhibit 99.1 to the Form 6-K filed by the Company on May 23, 2023.

There is no arrangement or understanding between Ms. Elstad and any other persons pursuant to which she was selected to serve as a director of the Company. There are no related party transactions between the Company and Ms. Elstad that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 23, 2024 the Company issued a press release announcing the appointment of Ms. Juliana Elstad as director of the Company. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including the attached Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated January 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2024

Greenbrook TMS Inc.

By:	/s/ Bill Leonard
Name:	Bill Leonard
Title:	President & Chief Executive Officer